SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report: December 5, 2008

BUFFETS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation)	333-116897 (Commission File Number)	22-3754018 (IRS Employer Identification No.)

1460 BUFFET WAY EAGAN, MINNESOTA (Address of principal executive offices)	55121 (Zip Code)

Registrant’s telephone number, including area code: (651) 994-8608

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On December 5, 2008, Buffets, Inc., a Minnesota corporation, as a debtor and debtor-in-possession under Chapter 11 of the Bankruptcy Code (the “Borrower”), Buffets Holdings, Inc., a Delaware corporation as a debtor and debtor-in-possession under Chapter 11 of the Bankruptcy Code (“Holdings”), the subsidiaries of the Borrower and Holdings, as Guarantors (together with the Borrower and Holdings, the “Loan Parties”) and the financial institutions party thereto as Lenders (collectively, the “Lenders”) entered into Amendment No. 1 to the Second Forbearance Agreement to the DIP Credit Agreement (“Amendment No. 1”) relating to the DIP Credit Agreement, dated February 22, 2008 (as amended, the “DIP Credit Agreement”). Amendment No. 1 extends the forbearance period (the "Forbearance Period") under the Second DIP Forbearance Agreement to December 8, 2008.

The Company is currently negotiating a third amendment to the DIP Credit Agreement with its lenders. In accordance with the terms of the Second DIP Forbearance Agreement, as amended, if the amendment to the DIP Credit Agreement is agreed upon, the Forbearance Period will be further extended to allow for the Bankruptcy Court to consider approval of the proposed DIP Credit Agreement amendment. There are no assurances that the Company will be successful in obtaining Bankruptcy Court approval and failure to obtain such approval could have a material adverse effect on the Company. If the Company were unable to obtain approval of the amendment, the lenders would be permitted to accelerate the repayment of amounts outstanding under the $85.0 million new money facility and letters of credit outstanding under the Company’s Letter of Credit Reimbursement and Security Agreement dated February 27, 2008, subject to the availability of certain cure periods. If the Lenders under the DIP Credit Agreement accelerate the maturity of the facility, the Company will be unable to make such payments unless it can find other sources of financing or capital. The Company believes it will be extremely difficult to obtain alternative financing of capital. In addition, the Company’s ability to enter into agreements for alternative sources of financing is subject to the approval of the bankruptcy court. Furthermore, even if we obtain approval of the amendment, there can be no assurance that we will continue to remain in compliance with the amended covenants.

The foregoing description of Amendment No 1 to the Second DIP Forbearance Agreement is not complete and is qualified in its entirety by reference to the full text of the Amendment No. 1 to the Second DIP Forbearance Agreement attached as Exhibit 10.1 hereto.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No.	Description

10.1	Amendment No. 1 to the Second DIP Forbearance Agreement, dated December 5, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: December 8, 2008

BUFFETS HOLDINGS, INC.

By:	/s/ A. Keith Wall
Name: A. Keith Wall
Title: Chief Financial Officer

INDEX OF EXHIBITS

Exhibit No.	Description

10.1	Amendment No. 1 to the Second DIP Forbearance Agreement, dated December 5, 2008.